Exhibit 99.1

CRISPR Therapeutics and Nkarta Announce Global Collaboration to Develop Gene-Edited Cell Therapies for Cancer

-Collaboration brings together breakthrough gene editing technology and leading natural killer (NK) cell and T cell discovery, development, and manufacturing capabilities-

-Companies to co-develop and co-commercialize two chimeric antigen receptor (CAR) NK cell product candidates, one targeting CD70, and a product candidate combining NK and T cells (NK+T)-

-Nkarta obtains a license to CRISPR gene editing technology for use in its own engineered NK cell therapy products-

-Nkarta to host conference call today at 4:30 p.m. ET-

ZUG, Switzerland, CAMBRIDGE, Mass., and SOUTH SAN FRANCISCO, Calif. – May 6, 2021 -- CRISPR Therapeutics (NASDAQ: CRSP), a biopharmaceutical company focused on developing transformative gene-based medicines for serious diseases, and Nkarta, Inc. (NASDAQ: NKTX), a biopharmaceutical company developing engineered NK cell therapies to treat cancer, today announced a strategic partnership to research, develop, and commercialize CRISPR/Cas9 gene-edited cell therapies for cancer.

Under the agreement, the companies will co-develop and co-commercialize two CAR NK cell product candidates, one targeting the CD70 tumor antigen and the other target to be determined. In addition, the companies will bring together their complementary cell therapy engineering and manufacturing capabilities to advance the development of a novel NK+T product candidate harnessing the synergies of the adaptive and innate immune systems. Finally, Nkarta obtains a license to CRISPR gene editing technology to edit five gene targets in an unlimited number of its own NK cell therapy products.

CRISPR Therapeutics and Nkarta will equally share all research and development costs and profits worldwide related to the collaboration products. For each non-collaboration product candidate incorporating a gene editing target licensed from CRISPR Therapeutics, Nkarta will retain worldwide rights and pay CRISPR Therapeutics milestones and royalties on net sales. The agreement includes a three-year exclusivity period between CRISPR Therapeutics and Nkarta covering the research, development, and commercialization of allogeneic, gene-edited, donor-derived NK cells and NK+T cells.

“By bringing together CRISPR Therapeutics’ and Nkarta’s highly complementary expertise and proprietary platforms we plan to accelerate the development of potentially groundbreaking genome engineered NK cell therapies,” said Samarth Kulkarni, Ph.D., Chief Executive Officer at CRISPR Therapeutics. “This collaboration broadens the scope of our efforts in oncology cell therapy, and expands our efforts to discover and develop novel cancer therapies for patients.”

“Uniting the best-in-class gene editing solution and allogeneic T cell therapy expertise of CRISPR with Nkarta’s best-in-class CAR NK cell therapy platform will be a major advantage to advancing the next wave of transformative cancer cell therapies,” said Paul J. Hastings, President and Chief Executive Officer of Nkarta. “With this partnership, Nkarta can systematically apply world-class gene editing across our entire pre-clinical pipeline going forward. CRISPR’s deep understanding of CD70 biology and experience in allogeneic T cell clinical development can accelerate the development of early-stage Nkarta programs, to deliver innovative treatments to patients that much faster.”

Nkarta Conference Call Details

Nkarta management will host a conference call to discuss the collaboration today at 4:30 p.m. Eastern Time (ET). The event will be simultaneously webcast and available for replay from the Nkarta website at www.nkartatx.com, under the Investors section. Investors may also participate in the conference call by calling 877-876-9174 (domestic) or +1-785-424-1669 (international). The conference ID is NKARTA.

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR/Cas9 platform. CRISPR/Cas9 is a revolutionary gene editing technology that allows for precise, directed changes to genomic DNA. CRISPR Therapeutics has established a portfolio of therapeutic programs across a broad range of disease areas including hemoglobinopathies, oncology, regenerative medicine and rare diseases. To accelerate and expand its efforts, CRISPR Therapeutics has established strategic collaborations with leading companies including Bayer, Vertex Pharmaceuticals and ViaCyte, Inc. CRISPR Therapeutics AG is headquartered in Zug, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Cambridge, Massachusetts, and business offices in San Francisco, California and London, United Kingdom. For more information, please visit www.crisprtx.com.

CRISPR THERAPEUTICS® word mark and design logo are registered trademarks of CRISPR Therapeutics AG. All other trademarks and registered trademarks are the property of their respective owners.

CRISPR Therapeutics Forward-Looking Statement

This press release may contain a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements made by Dr. Kulkarni and Mr. Hastings in this press release, as well as statements regarding CRISPR Therapeutics’ expectations about any or all of the following: (i) the future activities of the parties pursuant to the collaboration and the expected benefits of CRISPR Therapeutics’ collaboration with Nkarta; and (ii) the therapeutic value, development, and commercial potential of CRISPR/Cas9 gene editing technologies and therapies. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. You are cautioned that forward-looking statements are inherently uncertain. Although CRISPR Therapeutics believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: CRISPR Therapeutics may not realize the potential benefits of the collaboration, uncertainties inherent in the initiation and completion of preclinical studies; availability and timing of results from preclinical studies; whether results from a preclinical study will be favorable and predictive of future results of future studies or clinical trials; uncertainties about regulatory approvals and that future competitive or other market factors may adversely affect the commercial potential for product candidates; potential impacts due to the coronavirus pandemic, such as the timing and progress of preclinical studies; uncertainties regarding the intellectual property protection for CRISPR Therapeutics’ technology and intellectual property belonging to third parties, and the outcome of proceedings (such as an interference, an opposition or a similar proceeding) involving all or any portion of such intellectual property; and those risks and uncertainties described under the heading "Risk Factors" in CRISPR Therapeutics’ most recent annual report on Form 10-K, quarterly report on Form 10-Q, and in any other subsequent filings made by CRISPR Therapeutics with the U.S. Securities and Exchange Commission, which are available on the SEC's website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. CRISPR Therapeutics disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

About Nkarta’s NK Cell Technologies

Nkarta has pioneered a novel discovery and development platform for the engineering and efficient production of allogeneic, off-the-shelf natural killer (NK) cell therapy candidates. The approach harnesses the innate ability of NK cells to recognize and kill tumor cells. To enhance the inherent biological activity of NK cells, Nkarta genetically engineers the cells with a targeting receptor designed to recognize and bind to specific proteins on the surface of cancerous cells. This receptor is fused to co-stimulatory and signaling domains to amplify cell signaling and NK cell cytotoxicity. Upon binding the target, NK cells become activated and release cytokines that enhance the immune response and cytotoxic granules that lead to killing of the target cell. All of Nkarta’s NK current cell therapy candidates are also engineered with a membrane-bound IL15, a proprietary version of a cytokine known for activating NK cell growth, to enhance the persistence and activity of the NK cells.

Nkarta’s manufacturing process generates an abundant supply of NK cells that, at commercial scale, is expected to be significantly lower in cost than other current allogeneic and autologous cell therapies. Key to this efficiency is the rapid expansion of donor-derived NK cells using a proprietary NKSTIM cell line, leading to the production of hundreds of individual doses from a single manufacturing run. The platform also features the ability to freeze and store CAR NK cells for an extended period of time and is designed to enable immediate, off-the-shelf administration to patients at the point of care.

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off the shelf natural killer (NK) cell therapies for cancer. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies, Nkarta is building a pipeline of cell therapy candidates generated by efficient manufacturing processes, which are engineered to enhance tumor targeting and improve persistence for sustained activity in the body. For more information, please visit www.nkartatx.com.

Nkarta, Inc. Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Nkarta’s expectations regarding its ability to advance the development and commercialization of two gene-edited CAR-NK cell therapies and an NK+T cell therapy under the collaboration with CRISPR Therapeutics, and the ability of Nkarta and CRISPR Therapeutics to leverage the combination of their respective expertise and platforms to accelerate that development; Nkarta’s application of gene-editing across its preclinical pipeline; the ability of Nkarta’s technology to enhance the persistence and anti-tumor activity of NK cells and enable off-the-shelf, point-of-care administration; the efficiency and cost of Nkarta’s manufacturing processes; the number of doses generated from a manufacturing run; and the proprietary nature of Nkarta’s technology. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the success of its co-lead product candidates, NKX101 and NKX019; that Nkarta may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; the complexity of the manufacturing process for CAR NK cell therapies; and risks relating to the impact on Nkarta’s business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Nkarta’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 25, 20201, and our other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

CRISPR Therapeutics Investor Contact:

Susan Kim

+1-617-307-7503

susan.kim@crisprtx.com

CRISPR Therapeutics Media Contact:

Jennifer Paganelli

Real Chemistry on behalf of CRISPR

+1-347-658-8290

jpaganelli@realchemistry.com

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

+1-415-317-3675

gmann@nkartatx.com

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